Law Offices of Nubani & Associates

30 N. LaSalle Street
Suite 1210
Chicago, Illinois 60602
Phone 312.845.1006   Fax 312.845.1007

August 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Azzad Funds
Azzad Ethical Income Fund
Azzad Ethical Mid Cap Fund

Post-Effective Amendment No. 9

CONSENT OF NUBANI and ASSOCIATES

We represent that, based to paragraph (b)(4) under Rule 485 under the Securities Act of 1933, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. Therefore, we hereby consent to the use of our opinion of counsel regarding the Azzad Ethical Income Fund and Azzad Ethical Midcap Fund, filed as part of this Post-Effective Amendment No. 9 to the Fund's Registration Statement on Form N-1A (File No.: 811-08021/Film No.: 051054684)

Very Truly Yours

Bushair Nubani

Nubani and Associates